SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                         ______________

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  August 4, 2000

                           SWANK, INC.
     (Exact Name of Registrant as Specified in its Charter)


  Delaware                   1-5354                    04-1886990
(State or Other    (Commission File Number)       (I.R.S. Employer
 Jurisdiction                                     Identification No.)
 of Incorporation)


            6 Hazel Street
       Attleboro, Massachusetts                             02703
(Address of Principal Executive Offices)                (Zip Code)


(Registrant's telephone number, including area code):(508)222-3400



                        Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)


Item 5.   Other Events.

     On August 4, 2000, Swank, Inc. (the "Company") issued a press release announcing that the Company's stockholders approved a proposal to amend the Company's Restated Certificate of Incorporation to effect a 1-for-3 reverse stock split of the Company's issued shares of Common Stock and that the reverse split has become effective. Beginning on August 7, 2000, the Company's Common Stock will be listed on the Nasdaq SmallCap Market under the symbol "SNKID" for 20 trading days. The reverse split was undertaken primarily to increase the price of its shares of Common Stock to comply with the $1 minimum bid price requirement for continued listing on the Nasdaq SmallCap Market.

     A copy of the press release, which is incorporated by reference herein and made a part hereof, is filed with this Current Report on Form 8-K as Exhibit 99.

Item 7.   Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

     Exhibit No.    Description

        99          Press Release of the Company dated August 4, 2000.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 4, 2000             SWANK, INC.

                                  By: /s/ John Tulin
                                      John Tulin, President


                          EXHIBIT INDEX


Exhibit No.    Description

   99          Press Release of the Company dated August 4, 2000.